Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

HG Acquisition

On February 3, 2026 (the “Closing Date”), Antero Resources Corporation (“Antero Resources”) completed the previously announced acquisition of HG Energy II Production Holdings, LLC (“HG Production”) from HG Energy II LLC (“HG Energy”) for cash consideration of approximately $2.8 billion (the “Acquisition”), as contemplated by the Membership Interest Purchase Agreement (as amended, the “Purchase Agreement”), dated December 5, 2025, by and among Antero Resources, HG Energy, HG Production, HG Energy II Midstream Holdings, LLC and Antero Midstream Partners LP.

On January 28, 2026, Antero Resources issued $750 million aggregate principal amount of 5.400% senior notes due February 1, 2036 (the “2036 Notes”) at a price of 99.869% of par. Additionally, on February 3, 2026, with the consummation of the Acquisition, Antero Resources entered into an unsecured three year term loan facility with an aggregate principal amount of $1.5 billion with the lenders party thereto and Royal Bank of Canada, as administrative agent, and borrowed $1.5 billion in a single borrowing (the “Term Loan”). The Acquisition was funded with net proceeds of the 2036 Notes, borrowings under the Term Loan, borrowings under Antero Resources’ senior unsecured revolving credit facility (the “Credit Facility”) and restricted cash (collectively, the “Financing Transactions”).

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are derived from the historical consolidated financial statements of Antero Resources and HG Production, and have been adjusted to reflect the Acquisition along with the Financing Transactions and the use of proceeds therefrom. The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) as of December 31, 2025 gives effect to the Acquisition and the Financing Transactions, along with the use of proceeds therefrom, as if each transaction had been completed on December 31, 2025. The unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations”) for the year ended December 31, 2025 gives effect to the Acquisition and the Financing Transactions as if each transaction had been completed on January 1, 2025.

The pro forma financial statements reflect the following pro forma adjustments, based on available information and certain assumptions that Antero Resources believes are reasonable:

•	the Acquisition, which was accounted for using the acquisition method of accounting, with Antero Resources identified as the accounting acquirer;

•	adjustments to conform the classification of certain assets and liabilities in HG Production’s historical balance sheet to Antero Resources’ classification for similar assets and liabilities;

•	the assumption of liabilities by Antero Resources for any transaction-related expenses;

•	adjustments to conform the classification of expenses in HG Production’s historical statement of operations to Antero Resources’ classification for similar expenses; and

•	the estimated tax impact of pro forma adjustments, including the effects of Antero Resources’ treatment of certain assets held by HG Production and its subsidiaries as like-kind replacement property in connection with a reverse like-kind exchange transaction conducted pursuant to Section 1031 of the United States Internal Revenue Code of 1986, as amended, the treasury regulations promulgated thereunder, and IRS Revenue Procedure 2000-37, 2000-2 C.B. 308 (as modified by IRS Revenue Procedure 2004-51, 2004-2 C.B. 294).

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. In Antero Resources’ opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to the Acquisition and the Financing Transactions along with the use of proceeds therefrom. These adjustments are directly attributable to the Acquisition, factually supportable and, with respect to the pro forma statement of operations, expected to have a continuing impact on the results of Antero Resources following the Acquisition.

The pro forma financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Acquisition. The pro forma financial statements exclude the costs associated with subsequent integration activities related to the Acquisition. Additionally, Antero Resources anticipates that certain non-recurring charges will be incurred in connection with the Acquisition, the substantial majority of which consist of fees paid to financial, legal and accounting advisors and filing fees. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the Closing Date. Accordingly, the pro forma statement of operations for the year ended December 31, 2025 reflects the effects of any expected non-recurring charges which are not included in the historical statements of operations of Antero Resources.

As of the date of the Form 8-K/A to which these pro forma financial statements are included as an exhibit, Antero Resources has not finalized a detailed valuation study necessary to arrive at the required final estimates of the fair value of the HG Production oil and gas properties, identifiable intangible assets acquired, if any, and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform HG Production’s accounting policies to Antero Resources accounting policies. A final determination of the fair value of HG Production’s assets and liabilities will be based on the actual oil and gas reserves and acreage that exist as of the Closing Date. As a result, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Antero Resources estimated the fair value of HG Production’s assets and liabilities based on reviews of HG Production’s historical audited financial statements, preliminary valuation studies, discussions with HG Production’s management and other due diligence procedures. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The pro forma financial statements have been developed from and should be read in conjunction with Antero Resources’ historical consolidated financial statements and the notes thereto included in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2025, and HG Production’s historical audited consolidated financial statements as of and for the year ended December 31, 2025 and the notes thereto, which is attached as Exhibit 99.1 to the Form 8-K/A to which these pro forma financial statements are included as an exhibit.

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2025

(In thousands)

	Historical		Reclassification		Pro Forma		Antero Resources
	Antero	HG	Adjustments		Adjustments		Pro Forma
	Resources	Production(1)	(Note 3)		(Note 3)		Combined
Assets
Current assets:
Cash and cash equivalents	$—	47,253	—		(47,184	)(b)(c)(d)	69
Restricted cash	210,000	—	—		(210,000	)(b)	—
Accounts receivable	33,773	1,073	680	(a)	882	(b)	36,408
Accrued revenue	473,453	97,936	3,482	(a)	13,337	(b)	588,208
Derivative instruments	68,913	13,213	—		(13,213	)(b)	68,913
Prepaid expenses	14,554	—	—		—		14,554
Current assets held for sale	20,269	—	—		—		20,269
Other current assets	10,818	—	—		—		10,818
Total current assets	831,780	159,475	4,162		(256,178)		739,239
Property and equipment:
Oil and gas properties, at cost (successful efforts method):
Unproved properties	796,705	—	171,940	(a)	146,595	(b)	1,115,240
Proved properties	14,049,003	—	2,496,686	(a)	151,381	(b)	16,697,070
Oil and natural gas properties (successful efforts method), net	—	2,050,179	(2,050,179	)(a)	—		—
Other property and equipment	113,020	—	153,431		(152,317	)(c)	114,134
Property, plant and equipment, net	—	138,746	(138,746	)(a)	—		—
	14,958,728	2,188,925	633,132		145,659		17,926,444
Less accumulated depletion, depreciation and amortization	(5,753,416)	—	(633,132	)(a)	633,132	(b)	(5,753,416)
Property and equipment, net	9,205,312	2,188,925	—		778,791		12,173,028
Operating leases right-of-use assets	2,132,509	—	—		96,002	(e)	2,228,511
Derivative instruments	12,524	—	—		10,082	(b)	22,606
Investment in unconsolidated affiliate	245,653	—	—		—		245,653
Assets held for sale	754,737	—	—		—		754,737
Other assets	62,892	8,401	—		(8,401	)(c)	62,892
Total assets	$13,245,407	2,356,801	4,162		620,296		16,226,666

(Continued)

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2025

(In thousands)

	Historical		Reclassification		Pro Forma		Antero Resources
	Antero	HG	Adjustments		Adjustments		Pro Forma
	Resources	Production(1)	(Note 3)		(Note 3)		Combined
Liabilities and Equity
Current liabilities:
Accounts payable	$49,514	18,665	—		(18,276	)(b)	49,903
Accounts payable, related parties	101,454	14,969	—		1,702	(b)	118,125
Accrued liabilities	338,847	32,428	—		49,881	(b)(f)	421,156
Revenue distributions payable	384,777	18,997	4,162	(a)	4,802	(b)	412,738
Derivative instruments	—	—	—		71,901	(b)	71,901
Short-term lease liabilities	516,256	—	—		49,053	(e)	565,309
Deferred revenue, VPP	23,502	—	—		—		23,502
Current liabilities held for sale	62,310	—	—		—		62,310
Other current liabilities	26,653	—	—		—		26,653
Total current liabilities	1,503,313	85,059	4,162		159,063		1,751,597
Long-term liabilities:
Long-term debt	1,397,976	500,000	—		2,094,466	(c)(d)	3,992,442
Deferred income tax liability, net	907,306	—	—		90,807	(b)	998,113
Derivative instruments	—	53,252	—		(35,152	)(b)	18,100
Long-term lease liabilities	1,612,288	—	—		46,949	(f)	1,659,237
Deferred revenue, VPP	11,946	—	—		—		11,946
Liabilities held for sale	39,789	—	—		—		39,789
Other liabilities	57,140	2,755	—		2,042	(b)	61,937
Total liabilities	5,529,758	641,066	4,162		2,358,175		8,533,161
Commitments and contingencies
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value	—	—	—		—		—
Common stock, $0.01 par value	3,085	—	—		—		3,085
Additional paid-in capital	5,865,447	—	—		—		5,865,447
Members’ equity	—	1,715,735	—		(1,715,735	)(j)	—
Retained earnings	1,682,295	—	—		(22,144	)(f)	1,660,151
Total stockholders' equity	7,550,827	1,715,735	—		(1,737,879)		7,528,683
Noncontrolling interests	164,822	—	—		—		164,822
Total equity	7,715,649	1,715,735	—		(1,737,879)		7,693,505
Total liabilities and equity	$13,245,407	2,356,801	4,162		620,296		16,226,666

(1)	Certain of HG Production’s financial statement caption names have been conformed to align with Antero Resources’ historical presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements. (Concluded)

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(In thousands)

	Historical		Reclassification		Pro Forma		Antero Resources
	Antero	HG	Adjustments		Adjustments		Pro Forma
	Resources	Production(1)	(Note 3)		(Note 3)		Combined
Revenue and other:
Natural gas sales	$2,873,241	714,416	—		—		3,587,657
Natural gas liquids sales	1,986,840	73,827	—		—		2,060,667
Oil sales	150,158	7,127	—		—		157,285
Commodity derivative fair value gains	111,049	—	41,801	(a)	—		152,850
Interest rate derivative fair value losses	—	—	(3,862	)(a)	3,862	(c)	—
Marketing	125,900	—	—		—		125,900
Amortization of deferred revenue, VPP	25,264	—	—		—		25,264
Gathering fee, service fee and other	—	5,666	(5,666	)(a)	—		—
Other revenue and income	3,371	—	5,701	(a)	—		9,072
Total revenue	5,275,823	801,036	37,974		3,862		6,118,695
Operating expenses:
Lease operating	135,124	138,422	(109,298	)(a)	—		164,248
Gathering, compression, processing and transportation	2,857,426	—	205,856	(a)	—		3,063,282
Gathering fee, related party	—	87,722	(87,722	)(a)	—		—
Production and ad valorem taxes	163,135	38,003	(9,299	)(a)	—		191,839
Marketing	190,206	—	—		—		190,206
Exploration	2,990	—	—		—		2,990
General and administrative (including equity-based compensation expense)	232,526	14,411	462	(a)	(12,293	)(c)	235,106
Depletion, depreciation and amortization	749,675	146,975	—		(3,746	)(c)(g)	892,904
Impairment of property and equipment	29,358	977	—		—		30,335
Accretion of asset retirement obligations	3,892	169	—		151	(h)	4,212
Contract termination, loss contingency and settlements	28,012	—	—		—		28,012
Gain on sale of assets	(266)	—	(37	)(a)	37	(c)	(266)
Other operating expense	99	—	—		—		99
Total operating expenses	4,392,177	426,679	(38)		(15,851)		4,802,967
Operating income	883,646	374,357	38,012		19,713		1,315,728

(Continued)

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(In thousands, except per share amounts)

	Historical		Reclassification		Pro Forma		Antero Resources
	Antero	HG	Adjustments		Adjustments		Pro Forma
	Resources	Production(1)	(Note 3)		(Note 3)		Combined
Other income (expense):
Interest expense, net	$(83,682)	(40,806)	2,044	(a)	(112,166	)(c)(d)	(234,610)
Equity in earnings of unconsolidated affiliate	98,484	—	—		—		98,484
Loss on early extinguishment of debt	(3,628)	—	—		—		(3,628)
Transaction expense	(4,386)	—	—		(22,144	)(f)	(26,530)
Loss on interest rate swap	—	(3,862)	3,862	(a)	—		—
Gain on commodity derivatives	—	41,801	(41,801	)(a)	—		—
Other income	—	2,117	(2,117	)(a)	—		—
Total other expense	6,788	(750)	(38,012)		(134,310)		(166,284)
Income before income taxes	890,434	373,607	—		(114,597)		1,149,444
Income tax expense	(215,867)	—	—		(57,053	)(i)	(272,920)
Net income and comprehensive income including noncontrolling interests	674,567	373,607	—		(171,650)		876,524
Less: net income and comprehensive income attributable to noncontrolling interests	40,149	—	—		—		40,149
Net income and comprehensive income attributable to Antero Resources Corporation	$634,418	373,607	—		(171,650)		836,375

Net income per common share—basic	$2.05	—	—		—		2.70
Net income per common share—diluted	$2.03	—	—		—		2.68

Weighted average number of common shares outstanding:
Basic	309,719	—	—		—		309,719
Diluted	312,361	—	—		—		312,361

(1)	Certain of HG Production’s financial statement caption names have been conformed to align with Antero Resources’ historical presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements. (Concluded)

ANTERO RESOURCES CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(1) Basis of Presentation

The pro forma financial statements have been derived from the historical consolidated financial statements of each of Antero Resources and HG Production. Certain of HG Production’s historical amounts have been reclassified to conform to Antero Resources’ financial statement presentation. The pro forma balance sheet as of December 31, 2025 gives effect to the Acquisition and the Financing Transactions, along with the use of proceeds therefrom, as if each transaction had been completed on December 31, 2025. The pro forma statement of operations for the year ended December 31, 2025 gives effect to the Acquisition and the Financing Transactions, along with the use of proceeds therefrom, as if each transaction had been completed on January 1, 2025.

The Acquisition and the Financing Transactions and the related transaction accounting adjustments are described in the accompanying notes to the pro forma financial statements. In the opinion of Antero Resources’ management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the pro forma financial statements. The pro forma financial statements (i) do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the Acquisition had occurred on the dates indicated, (ii) are not indicative of Antero Resources future financial position or results of operations and (iii) do not reflect the actual pro forma financial position of Antero Resources as of the Closing Date. In addition, future results may vary significantly from those reflected in such statements.

(2) Unaudited Pro Forma Condensed Combined Balance Sheet

The Acquisition was accounted for using the acquisition method of accounting using the accounting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The allocation of the preliminary estimated purchase price is based upon Antero Resources’ estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2025 using currently available information. Due to the fact that the unaudited pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the combined companies may be materially different from the pro forma amounts included herein. Antero Resources expects to finalize the purchase price allocation as soon as practicable.

The preliminary consideration to be transferred and the fair value of assets acquired and liabilities assumed is as follows (in thousands):

Preliminary Purchase
Price Allocation
Cash consideration	$2,804,466

Fair value of assets acquired:
Cash	69
Accounts receivable	2,635
Accrued revenue	114,755
Unproved properties	318,535
Proved properties	2,648,067
Other property and equipment	1,114
Operating lease right-of-use asset	96,002
Derivative instruments	10,082
Total assets acquired	3,191,259

Fair value of liabilities assumed:
Accounts payable	389
Accounts payable, related parties	16,671
Accrued liabilities	60,165
Revenue distributions payable	27,961
Operating lease liability	96,002
Derivative instruments	90,001
Deferred income tax liability	90,807
Other liabilities	4,797
Total liabilities assumed	386,793

Net assets acquired and liabilities assumed	$2,804,466

ANTERO RESOURCES CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(3) Pro Forma Adjustments

The Antero Resources historical balance sheet and statement of operations as of and for the year ended December 31, 2025 are derived from the audited consolidated financial statements included within Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2025. The HG Production historical balance sheet and statement of operations as of and for the year ended December 31, 2025 are derived from HG Production’s audited consolidated financial statements for the year ended December 31, 2025, which is attached as Exhibit 99.1 to the Form 8-K/A to which these pro forma financial statements are included as an exhibit.

The following adjustments have been made to the accompanying pro forma financial statements:

(a)	The following reclassifications were made as a result of the transaction to conform to Antero Resources presentation:

Pro Forma Balance Sheet as of December 31, 2025

•	Reclassification of $1 million from revenue distributions payable to accounts receivable;

•	Reclassification of $3 million from revenue distribution payable to accrued revenue;

•	Reclassification of $172 million from oil and natural gas properties (successful efforts method), net to unproved properties;

•	Reclassification of $2.5 billion from oil and natural gas properties (successful efforts method), net to proved properties;

•	Reclassification of $153 million from property, plant and equipment, net to property and equipment;

•	Reclassification of $(618) million from oil and natural gas properties (successful efforts method), net to accumulated depletion, depreciation and amortization;

•	Reclassification of $(15) million from property, plant and equipment, net to accumulated depletion, depreciation and amortization;

Pro Forma Statement of Operations for the year ended December 31, 2025

•	Reclassification of $42 million from gain on commodity derivatives to commodity derivative fair value gains;

•	Reclassification of $(4) million from loss on interest rate swap to interest rate derivative fair value losses;

•	Reclassification of $6 million from gathering fee, service fee and other revenue to other revenue and income;

•	Reclassification of $118 million from lease operating to gathering, compression, processing and transportation expense;

•	Reclassification of $88 million from gathering fee, related party to gathering, compression, processing and transportation expense;

•	Reclassification of $(9) million from lease operating to production and ad valorem taxes;

•	Reclassification of less than $1 million from lease operating to general and administrative expense;

•	Reclassification of $2 million from other income to interest expense, net.

ANTERO RESOURCES CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(b)	Pro forma adjustments to allocate the estimated fair value of consideration transferred to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

•	Decreases of $2.6 billion and $210 million to cash and cash equivalents and restricted cash, respectively, to reflect the cash consideration of the Acquisition (see Note 2 above);

•	Increases of $147 million and $151 million in the net book basis of unproved and proved oil and gas properties, respectively, to reflect each at fair value;

•	Increase of $633 million to accumulated depletion, depreciation and amortization to eliminate HG Production’s historical accumulated depletion, depreciation and amortization;

•	Increases of $13 million, $10 million and $1 million to accrued revenue, derivative instruments assets (long-term) and accounts receivable, respectively, to reflect each at fair value;

•	Decrease of $13 million to derivative instruments assets (current) to reflect at fair value;

•	Increase of $90 million to deferred income tax liability, net to reflect the fair value of Antero Resources’ treatment of certain assets held by HG Production and its subsidiaries as like-kind replacement property in connection with a reverse like-kind exchange transaction conducted pursuant to Section 1031 of the United States Internal Revenue Code of 1986, as amended, the treasury regulations promulgated thereunder, and IRS Revenue Procedure 2000-37, 2000-2 C.B. 308 (as modified by IRS Revenue Procedure 2004-51, 2004-2 C.B. 294);

•	Increases of $72 million, $28 million, $5 million, $2 million and $2 million to derivative instruments liabilities (current), accrued liabilities, revenue distributions payable, accounts payable, related parties and other liabilities, respectively, to reflect at fair value;

•	Decreases of $35 million and $18 million to derivative instruments liabilities (long-term) and accounts payable, respectively, to reflect each at fair value;

(c)	Pro forma adjustments to eliminate certain accounts attributable to HG Production, which Antero Resources is not acquiring or assuming including:

•	Elimination of $47 million of cash and cash equivalents;

•	Elimination of $152 million of other property and equipment;

•	Elimination of $500 million of HG Production’s long-term debt which was not conveyed with the Acquisition;

•	Elimination of $8 million of debt issuance costs within other assets related to HG Production’s long-term debt which was not conveyed with the Acquisition;

•	Elimination of $41 million of interest expense related to the historical interest expense on HG Production’s long-term debt which was not conveyed with the Acquisition;

•	Elimination of $12 million of general and administrative expenses related to management services provided to HG Production which were not conveyed with the Acquisition;

•	Elimination of $4 million of interest rate derivative fair value losses related to an interest rate derivative instrument which was not conveyed with the Acquisition;

•	Elimination of $4 million of depreciation expense related to property, plant and equipment which was not conveyed with the Acquisition;

ANTERO RESOURCES CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

•	Elimination of gain on sale of assets which were not conveyed with the Acquisition.

(d)	Pro forma adjustments to reflect the impact of the Financing Transactions:

•	Increases in cash and cash equivalents and long-term debt of $742 million for the issuance of $750 million aggregate principal of the 2036 Notes, net of $8 million of debt issuance costs;

•	Increases in cash and cash equivalents and long-term debt of $1.5 billion for borrowings under the Term Loan, net of $10 million of debt issuance costs;

•	Increases in cash and cash equivalents and long-term debt of $363 million for the additional borrowings under the Credit Facility;

•	Increase in interest expense of $79 million related to interest on the Term Loan, assuming an interest rate on the Closing Date of 5.27%. A 0.125% change in the variable interest rate of the Term Loan would increase or decrease interest expense presented in the pro forma statement of operations by $2 million;

•	Increase in interest expense of $41 million related to additional interest on the 2036 Notes, assuming an effective interest rate of 5.53%;

•	Increase in interest expense of $29 million related to interest on the additional borrowings on the Credit Facility, including a $210 million borrowing for payment of the Acquisition deposit to HG Energy upon execution of the Purchase Agreement that was reflected as restricted cash as of December 31, 2025, assuming a weighted average interest rate on the Closing Date of 5.27%. A 0.125% change in the variable interest rate of the Credit Facility would increase or decrease interest expense presented in the pro forma statement of operations by less than $1 million;

•	Increase in interest expense of $4 million related to the additional amortization of debt issuance costs incurred on the Term Loan.

(e)	Pro forma adjustment to conform to Antero Resources’ accounting policy on the capitalization of certain oil and gas service agreements as operating leases.

(f)	Pro forma adjustment for estimated transaction costs of $22 million incurred related to the Acquisition, including underwriting, banking, legal and accounting fees. These costs are not reflected in the historical December 31, 2025 financial statements of Antero Resources or HG Production, but are reflected in the pro forma balance sheet as of December 31, 2025 as an increase to accrued liabilities and a decrease to retained earnings, and in the pro forma statement of operations for the year ended December 31, 2025 as an increase to transaction expenses as they relate directly to the Acquisition and will be expensed by Antero Resources as incurred. These costs are not expected to be incurred in any period beyond 12 months from the Closing Date.

(g)	Pro forma adjustment to depletion, depreciation and amortization of less than $1 million, calculated in accordance with the successful efforts method of accounting and based on the preliminary fair value and reserves volumes of the proved properties acquired.

(h)	Pro forma adjustment to accretion expense of less than $1 million in relation to the fair value of the asset retirement obligations acquired.

(i)	Pro forma adjustments to income tax expense based upon a statutory federal and blended state tax rate of approximately 22% for the year ended December 31, 2025. The adjustment includes:

•	Increase of $82 million to income tax expense to reflect the application of the statutory federal and blended state rate to HG Production’s historically reported income before income taxes which did not historically include income tax expense due to HG Production’s status as a limited liability company not subject to entity-level federal or state income taxation;

ANTERO RESOURCES CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

•	Decrease of $25 million to income tax expense to reflect the tax effect of the transaction accounting adjustments above on the pro forma statement of operations, to the extent the amounts are expected to be deductible or taxable, as appropriate.

(j)	Pro forma adjustment to eliminate HG Production’s historical equity balance in accordance with the acquisition method of accounting.

(4) Supplemental Pro Forma Oil and Gas Reserves Information

The following tables present the estimated pro forma combined changes in the quantities of proved reserves during the year ended December 31, 2025, as well as proved developed and proved undeveloped reserves as of December 31, 2025. The pro forma reserve information set forth below gives effect to the Acquisition as if the Acquisition had been completed on January 1, 2025.

	Natural Gas (Bcf)
	Antero Resources	HG Production	Pro Forma
	Historical	Historical	Combined
Proved reserves:
December 31, 2024	10,603	2,919	13,522
Revisions	1,140	501	1,641
Extensions, discoveries and other additions	553	944	1,497
Acquisition of reserves	282	—	282
Production	(808)	(235)	(1,043)
December 31, 2025	11,770	4,129	15,899

Proved developed reserves:
December 31, 2024	7,876	1,894	9,770
December 31, 2025	8,388	2,383	10,771
Proved undeveloped reserves:
December 31, 2024	2,727	1,025	3,752
December 31, 2025	3,382	1,746	5,128

	NGLs (MBbls)
	Antero Resources	HG Production	Pro Forma
	Historical	Historical	Combined
Proved reserves:
December 31, 2024	1,193	34	1,227
Revisions	32	14	46
Extensions, discoveries and other additions	18	31	49
Acquisition of reserves	37	—	37
Production	(72)	(2)	(74)
December 31, 2025	1,208	77	1,285

Proved developed reserves:
December 31, 2024	966	9	975
December 31, 2025	1,003	26	1,029
Proved undeveloped reserves:
December 31, 2024	227	26	253
December 31, 2025	205	51	256

ANTERO RESOURCES CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

	Oil (MBbls)
	Antero Resources	HG Production	Pro Forma
	Historical	Historical	Combined
Proved reserves:
December 31, 2024	23	1	24
Revisions	1	1	2
Extensions, discoveries and other additions	1	2	3
Production	(3)	—	(3)
December 31, 2025	22	4	26

Proved developed reserves:
December 31, 2024	13	—	13
December 31, 2025	12	1	13
Proved undeveloped reserves:
December 31, 2024	10	1	11
December 31, 2025	10	3	13

	Total (Bcfe)
	Antero Resources	HG Production	Pro Forma
	Historical	Historical	Combined
Proved reserves:
December 31, 2024	17,903	3,135	21,038
Revisions	1,331	588	1,919
Extensions, discoveries and other additions	665	1,137	1,802
Acquisition of reserves	506	—	506
Production	(1,256)	(249)	(1,505)
December 31, 2025	19,149	4,611	23,760

Proved developed reserves:
December 31, 2024	13,747	1,946	15,693
December 31, 2025	14,478	2,542	17,020
Proved undeveloped reserves:
December 31, 2024	4,156	1,189	5,345
December 31, 2025	4,671	2,069	6,740

The following table sets forth the Standardized Measure of the discounted future net cash flows attributable to the pro forma combined proved reserves (in millions):

	As of December 31, 2025
	Antero Resources	HG Production	Pro Forma	Pro Forma
	Historical	Historical	Adjustments	Combined
Future cash inflows	$71,879	15,453	—	87,332
Future production costs	(46,541)	(6,806)	—	(53,347)
Future development costs	(2,560)	(868)	—	(3,428)
Future net cash flows before income tax	22,778	7,779	—	30,557
Future income tax expense (1)	(4,017)	—	(1,282)	(5,299)
Future net cash flows	18,761	7,779	(1,282)	25,258
10% annual discount for estimated timing of cash flows	(10,651)	(4,480)	731	(14,400)
Standardized measure of discounted future net cash flows	$8,110	3,299	(551)	10,858

(1)	Pro forma adjustment to future income tax expense of HG Production was calculated based on Antero Resources’ tax assumptions as HG Production was a limited liability company not subject to entity-level federal and state income taxation as of and for the years ended December 31, 2024 and 2025.

ANTERO RESOURCES CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

The following table summarizes the changes in the Standardized Measure relating to the pro forma combined proved reserves, which were prepared in accordance with the provisions of FASB ASC Topic 932, Extractive Industries—Oil and Gas (in millions):

	Year Ended December 31, 2025
	Antero Resources	HG Production	Pro Forma	Pro Forma
	Historical	Historical	Adjustments	Combined
Sales of oil and gas, net of productions costs	$(1,855)	(532)	—	(2,387)
Net changes in prices and production costs	6,053	1,836	—	7,889
Development costs incurred during the period	511	298	—	809
Net changes in future development costs	(207)	25	—	(182)
Extensions, discoveries and other additions	160	462	—	622
Acquisitions of reserves	284	—	—	284
Revisions of previous quantity estimates	769	315	—	1,084
Accretion of discount	383	99	—	482
Net change in income taxes (1)	(1,233)	—	(551)	(1,784)
Changes in timing and other	(250)	(195)	—	(445)
Net increase	4,615	2,308	(551)	6,372
Beginning of year	3,495	991	—	4,486
End of year	$8,110	3,299	(551)	10,858

(1)	Pro forma adjustment to net change in income taxes of HG Production was calculated based on Antero Resources’ tax assumptions as HG Production was a limited liability company not subject to entity-level federal and state income taxation as of and for the year ended December 31, 2025.